Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SONDORS INC.

ARTICLE I

The name of the corporation is SONDORS Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV

The name and mailing address of the incorporator is Storm Sondors, c/o SONDORS Inc., 23823 Malibu Road, Suite 50 #129, Malibu, California 90265.

ARTICLE V

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 110,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, having a par value of $0.0001 per share.

ARTICLE VI

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. Common Stock.

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

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2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

5. Transfer Rights. Subject to applicable law and any transfer restrictions set forth in the bylaws of the Corporation (as in effect from time to time, the “Bylaws”), shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

B. Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

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Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE VII

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws.

B. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

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D. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VII, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph A of this Article VII, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

E. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Certificate of Incorporation. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation(s) in respect of one or more series of Preferred Stock) or the Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

F. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

G. No stockholder will be permitted to cumulate votes at any election of directors.

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ARTICLE VIII

A. Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of record on the record date (established in the manner provided in paragraph B of this Article VIII) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, but only if such action is taken in accordance with the provisions of this Article VIII, the Bylaws and applicable law; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

B. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph B of this Article VIII). If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

C. Special meetings of stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board, and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

D Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

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ARTICLE IX

A. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

C. The Corporation shall have the power to indemnify, to the extent permitted by applicable law, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

D. Neither any amendment nor repeal of any Section of this Article XII, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or any cause of action, suit, claim or proceeding accruing or arising or that, but for this Article XII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if such court lacks jurisdiction, any other state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine; in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

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ARTICLE XI

A. The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

B. The Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2⁄3%) of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C. The restrictions contained in this Article XI shall not apply if:

(a) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

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(b) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this subsection (b) of this paragraph C of this Article XI; (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of subsection (b) of this paragraph C of this Article XI.

D. For purposes of this Article XI, references to:

(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person

(b) “associate” when used to indicate a relationship with any person, means: (1) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock; (2) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph B of this Article XI is not applicable to the surviving entity;

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(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of the securities exercisable for, exchangeable for or convertible into stock of the Corporation or any subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (c)(iii) of this paragraph D of this Article XI shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (c)(i)-(iv) of this paragraph D of this Article XI) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

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(d) “control,” including the terms “controlling,” “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group (as such term is used in Rule 13d-5 promulgated under the Exchange Act as such rule is in effect as of the date of this Certificate) have control of such entity.

(e) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall in no case include or be deemed to include (1) the Principal Holders, the Principal Holder Director Transferees and the Principal Holder Indirect Transferees, or (2) any person whose ownership of share in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (2) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include voting stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

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(ii) has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of subsection (f)(ii) of this paragraph D of this Article XI), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(g) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(h) “Principal Holder Direct Transferee” means any person that acquires (other than in a registered public offering), directly from one or more of the Principal Holders, beneficial ownership of five percent (5%) or more of the then-outstanding voting stock of the Corporation.

(i) “Principal Holders” means Storm Sondors and his affiliates; provided, however, that the term “Principal Holders” shall not include the Corporation or any of the Corporation’s direct or indirect subsidiaries.

(j) “Principal Holder Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Principal Holder Direct Transferee or any other Principal Holder Indirect Transferee beneficial ownership of five percent (5%) or more of the then-outstanding voting stock of the Corporation.

(k) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(l) “voting stock” means stock of any class or series entitled to vote generally in the election of directors. Every reference to a percentage of voting stock in this Article XI shall refer to such percentage of votes of such voting stock.

ARTICLE XII

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

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I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 20th day of July, 2022.

/s/ Storm Sondors
Storm Sondors, Incorporator

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